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                        SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 9, 2000

                             CLEARWORKS. NET, INC.
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             (Exact name of registrant as specified in its charter)

       Delaware                        000-26547               76-0576542
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(State or other jurisdiction      (Commission File          (IRS Employer
of incorporation)                 Number)                   Identification No.)

                 2450 Fondren, Suite 200, Houston, Texas 77063
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              (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code (713) 334-2595


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Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

McManus & Co., P.C. was previously the principal accountants for ClearWorks.net, Inc. (the "Registrant"). On February 9, 2000, McManus & Co., P.C.'s appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants will be presented to the board of directors for approval at its next meeting.

During the Registrant's two most recent fiscal years ended December 31, 1999, and the subsequent interim period through February 9, 2000, there were no disagreements between the Registrant and McManus & Co., P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and the subsequent interim period through February 8, 2000.

The audit report of McManus & Co., P.C. on the consolidated financial statements of ClearWorks.net, Inc. and subsidiary as of and for the fiscal year ended December 31, 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years ended December 31, 1999, and the subsequent interim period through February 9, 2000, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

c) The letter from McManus & Co., P.C. will be filed by amendment within ten (10) business days.


                                  SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, ClearWorks.net, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 15, 2000                CLEARWORKS.NET, INC.


                                       By: /s/ Michael T. McClere
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                                           Michael T. McClere,
                                           Chief Executive Officer